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                                                                    EXHIBIT 10.1

                                YELLOWBRIX, INC.
                         AMENDED 1998 STOCK OPTION PLAN

       1. Purpose. The purpose of the YellowBrix, Inc. 1998 Stock Option Plan (the "Plan") is to enable YellowBrix, Inc. (the "Company") to secure the benefits of equity ownership by key personnel of the Company. The Board of Directors of the Company (the "Board") believes that the granting of options under the Plan will foster the Company's ability to attract, retain and motivate those individuals who will be largely responsible for the profitability and long-term future growth of the Company.

       2. Stock Subject to the Plan. Subject to the provisions of Section 6, the Company may issue and sell a total of 7,000,000 shares of its common stock, $.001 par value per share ("Common Stock"), pursuant to the Plan. Such shares may be either authorized and unissued or held by the Company in its treasury. New options may be granted under the Plan with respect to shares of Common Stock that are covered by the unexercised portion of an option that has terminated or expired by its terms, by cancellation or otherwise.

       3. Administration. The Plan will be administered by the Board. Subject to the provisions of the Plan, the Board, acting in its sole and absolute discretion, will have full power and authority to grant options under the Plan, to interpret the provisions of the Plan, to fix and interpret the provisions of option agreements made under the Plan, to supervise the administration of the Plan, and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan. The decision of the Board as to any disputed question, including questions of construction, interpretation and administration, will be final and conclusive on all persons. The Board will keep such books and records as may be necessary in connection with the proper administration of the Plan. The Company shall indemnify and hold harmless any employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person's fraud or willful misconduct.

       4. Eligibility. Options may be granted under the Plan to present or future employees of the Company and to consultants to and directors of the Company. Subject to the provisions of the Plan, the Board may from time to time select the persons to whom options will be granted and will fix the number of shares covered by each such option and establish the terms and conditions thereof, including, without limitation, exercise price and vesting or other restrictions on exercisability of the option or on the shares of Common Stock issued upon exercise thereof and whether or not the option is to be treated as an incentive stock option (an "Incentive Stock Option") within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

       5. Terms and Conditions of Options. Each option granted under the Plan will be evidenced by a written agreement (the "Agreement") in a form approved by

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the Board. Each such option will be subject to the terms and conditions set forth in the Agreement, which shall contain such additional terms and conditions not inconsistent with the Plan as the Board deems appropriate.

               (a) Option Exercise Price. In the case of an option that is not treated as an Incentive Stock Option, the exercise price per share may not be less than the par value of a share of Common Stock on the date the option is granted; and, in the case of an Incentive Stock Option, the exercise price per share may not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted (110% in the case of an optionee who, at the time the option is granted, is a ten percent shareholder as described in
Section 422(b)(6) of the Code). For purposes hereof, the fair market value of a share of Common Stock on any date will be equal to the closing sale price per share as published by a national securities exchange on which shares of Common Stock are traded on such date or, if there is no sale of Common Stock on such date, the average of the bid and asked prices on such exchange at the closing of trading on such date or, if shares of Common Stock are not listed on a national securities exchange on such date, the closing price or, if none, the average of the bid and asked prices in the over the counter market at the close of trading on such date, or, if the Common Stock is not traded on a national securities exchange or the over the counter market, the fair market value of a share of Common Stock on such date as determined in good faith by the Board.

               (b) Option Period. The period during which an option may be exercised will be fixed by the Board and will not exceed ten years from the date the option is granted (five years in the case of an Incentive Stock Option granted to a "ten percent shareholder").

               (c) Exercise of Options. No option will become exercisable unless the person to whom the option was granted remains in the continuous employ or service of the Company for at least six months (or for such other period as the Board may designate) from the date the option is granted. An option may be exercised in whole or in part by transmitting to the Company (1) a written notice specifying the number of shares to be purchased and (2) payment of the exercise price (or, if applicable, delivery of a secured obligation therefor), together with the amount, if any, deemed necessary by the Company to enable it to satisfy its tax withholding obligations with respect to such exercise (unless other arrangements acceptable to the Company are made with respect to the satisfaction of such withholding obligations).

               (d) Payment of Exercise Price. At the Board's discretion, the purchase price of shares of Common Stock acquired pursuant to the exercise of an option granted under the Plan may be paid in cash and/or such other form or method of payment as may be permitted under the Agreement including, without limitation, payment of previously owned shares of Common Stock and/or payment of all or a portion of the purchase price in installments (together with interest) over a period of not more than five years.

               (e) Rights as a Stockholder. No shares of Common Stock shall be used in respect of an exercise of an option granted under the Plan until full payment

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therefor has been made (and/or provided for where all or a portion of the purchase price is being paid in installments).

               (f) Nontransferability of Options. Except as otherwise permitted by the Board and set forth in any Agreement, no option shall be assignable or transferable except upon the optionee's death to a beneficiary designated by the optionee in accordance with procedures established by the Board or, if no designated beneficiary shall survive the optionee, pursuant to the optionee's will or by the laws of descent and distribution. Except as otherwise permitted by the Board and set forth in any Agreement, during an optionee's lifetime, options may be exercised only by the optionee or the optionee's guardian or legal representative.

               (g) Termination of Employment or Other Service. Except as otherwise permitted by the Board and set forth in any Agreement, if an optionee ceases to be employed by or to perform services for the Company for any reason other than death or disability (defined below), then, unless sooner terminated under the terms hereof, each outstanding option granted to him or her under the Plan will terminate on the date three months after the date of such termination of employment or service or on such other date as may be specified by the Board; provided, however, if an optionee's employment or service is terminated by the Company for cause, then each outstanding option granted to him or her will terminate upon the date of such termination of employment or service. Except as otherwise permitted by the Board and set forth in any Agreement, if an optionee's employment or service is terminated by reason of the optionee's death or disability (or if the optionee's employment or service is terminated by reason of his or her disability and the optionee dies within one year after such termination of employment or service), then, unless sooner terminated under the terms hereof, each outstanding option granted to the optionee under the Plan will terminate on the date one year after the date of such termination of employment or service (or one year after the later death of a disabled optionee) or on such other date as may be specified by the Board. For purposes hereof, the term "disability" means the inability of an optionee to perform the customary duties of his or her employment or other service for the Company by reason of a physical or mental incapacity which is expected to result in death or be of indefinite duration. For purposes hereof, the term "cause" shall be determined by the Board in its sole discretion; provided, however, that to the extent the term "cause" is otherwise defined in an employment, consulting or other agreement between the Company and the optionee, the definition of "cause" set forth therein shall be used as the definition of "cause" for purposes hereof.

               (h) Other Provisions. The Board may impose such other conditions with respect to the exercise of options, including, without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

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       6.      Capital Changes.

               (a) Adjustments Upon Changes in Capitalization. The aggregate number and class of shares for which options may be granted under the Plan, the number and class of shares covered by each outstanding option and the exercise price per share shall all be adjusted proportionately or as otherwise appropriate to reflect (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, and/or
(ii) to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of the Company's capital stock.

               (b) Cash, Stock or Other Property for Stock. Except as otherwise provided herein, in the event of an Exchange Transaction (as defined below), all optionees will be permitted to exercise their outstanding options in whole or in part (whether or not otherwise exercisable) immediately prior to such Exchange Transaction, and any outstanding options which are not exercised before the Exchange Transaction will thereupon terminate. Notwithstanding the preceding sentence, if, as part of the Exchange Transaction, the stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock, and if the Board, in its sole discretion, so directs, then all outstanding options will be converted into options to purchase shares of Exchange Stock. The amount and price of converted options will be determined by adjusting the amount and price of the options granted hereunder on the same basis as the determination of the number of shares of Exchange Stock the holders of Common Stock will receive in the Exchange Transaction and, unless the Board determines otherwise, the vesting conditions with respect to the converted options will be substantially the same as the vesting conditions set forth in the original option agreement.

               (c) Definition of Exchange Transaction. For purposes hereof, the term "Exchange Transaction" means a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company), liquidation of the Company or any other similar transaction or event so designated by the Board, in its sole discretion, as a result of which the stockholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock.

               (d) Fractional Shares or Units. In the event of any adjustment in the number of shares covered by any option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded and each such option will cover only the number of full shares resulting from the adjustment.

               (e) Determination of Board to be Final. All adjustments under this Section 6 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

       7. Amendment and Termination of the Plan. Except as may otherwise be required by law, the Board, acting in its sole discretion and without further action on

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the part of the stockholders of the Company, may amend the Plan at any time and from time to time and may terminate the Plan at any time. No amendment or termination may affect adversely any outstanding option without the written consent of the optionee.

       8. No Rights Conferred. Nothing contained herein will be deemed to give any individual any right to receive an option under the Plan or to be retained in the employ or service of the Company.

       9. Governing Law. The Plan and each option agreement shall be governed by the laws of the State of Delaware.

       10. Term of the Plan. The Plan shall be effective on the date on which it is adopted by the Board, subject to the approval of the stockholders of the Company. Unless sooner terminated by the Board, the Plan will terminate on the date ten years after the date of adoption by the Board. Options outstanding at the time of the termination of the Plan shall not be affected solely by reason of such termination and shall continue in force in accordance with their terms.

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